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                                                                      EXHIBIT 11
                                                                      ----------

                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------




         Computation of diluted earnings per share under treasury stock method set forth in Statement of Financial Accounting Standards No. 128, "Earnings Per Share."





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                    COMPUTATION OF DILUTED EARNINGS PER SHARE
                    UNDER TREASURY STOCK METHOD SET FORTH IN
              STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128,
                              "EARNINGS PER SHARE"

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                                 QUARTER ENDED           TWO QUARTERS ENDED
                                                              JUNE 26,    JUNE 27,     JUNE 26,     JUNE 27,
                                                               1998        1997          1998         1997
                                                              ------      ------        ------       ------

Weighted-average number of shares
    outstanding during period                                 16,196      16,742        16,151       16,805
Add Common Stock equivalents -
     incremental shares under stock option plans                 743         840           817          869
                                                              ------      ------        ------       ------

Number of shares on which diluted
    earnings per share is based                               16,939      17,582        16,968       17,674
                                                              ======      ======        ======       ======

Net income for the period                                     $5,834      $4,485       $10,911       $8,154

Diluted earnings per share                                    $ 0.34      $ 0.26       $  0.64       $ 0.46
Basic earnings per share                                      $ 0.36      $ 0.27       $  0.68       $ 0.48




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